Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is entered into and effective this 8th day of August, 2019 (the “Effective Date”), by and between Lam Research Corporation, a Delaware corporation (the “Company”), and Timothy M. Archer (the “Executive”).
RECITALS
WHEREAS, the Executive and the Company (the “Parties”) previously entered into an employment agreement effective January 1, 2018 and amended effective March 16, 2018 (the “Employment Agreement” and, as amended hereby, the “Agreement”); and
WHEREAS, in order to address a revision to the title of the Executive and the corresponding obligations, oversight, severance benefits and approvals required with respect to the compensation, of such Executive, as well as any other changes, the Parties desire to amend the Employment Agreement.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
Sections 1(a)-(b) of the Employment Agreement are amended and restated to read, in their entirety, as follows:
“(a)    Position. During the Employment Period (as defined in Section 2(a) below), the Executive shall serve as the President and Chief Executive Officer of the Company, and in such capacity the Executive shall perform the duties and responsibilities as the Board of Directors of the Company (the “Board”) may, from time to time, reasonably assign to Executive, in all cases to be consistent with Executive’s offices and positions.
(b)    Executive’s Obligations. Executive shall comply with all of the Company’s policies and procedures governing employment and service on the Board, including but not limited to resignation from the Board upon termination of employment. During the Employment Period, the Executive shall devote his full business efforts and time to the Company. The foregoing, however, shall not preclude the Executive from engaging in such activities and services as do not interfere or conflict with his responsibilities to the Company.”
Section 2(b) of the Employment Agreement is amended and restated to read, in its entirety, as follows:

(b)    Termination. This Agreement will terminate at the conclusion of the Employment Period unless the parties agree to extend it. The Board will provide notice of the Company’s intent whether to renew or enter into a new employment agreement with the Executive twelve (12) months prior to the end of the Employment Period. If the Board provides notice of the Company’s intent to renew or enter into a new employment agreement with the Executive, the Company and the Executive will enter into good faith negotiations. Neither (i) providing a notice of intent not to renew or enter into a new employment agreement nor (ii) the failure to renew or enter into a new employment agreement will be considered an Involuntary Termination as defined in Section 7(c). Nothing contained in this Agreement alters the “at will” nature of the Executive’s employment with the Company. In addition, this Agreement may be terminated prior to expiration of the Employment Period as follows:
(i)    By the Company. The Company may terminate the Executive’s employment for Cause (as defined in Section 7(a) below), by giving the Executive thirty (30) days’ advance written notice, subject, however, to the cure provisions of such Section. The Company may terminate the Executive’s employment with the Company for any reason (other than due to the Executive’s death or Disability, which are addressed in Sections 2(c) and 2(d) below) by giving the Executive ninety (90) days’ advance notice in writing, although the Company may pay the Executive the compensation Executive would have otherwise received during such period in lieu of such notice. Unless such termination by the Company is a termination for Cause or due to the Executive’s death or Disability, it shall be regarded as an Involuntary Termination of the Executive. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 2(b).
(ii)    By the Executive. The Executive may terminate his employment with the Company by reason of Involuntary Termination (as defined in Section 7(c) below) by giving the Company thirty (30) days’ advance written notice, subject, however, to the cure provisions of such Section. The Executive may tender his Voluntary Resignation (as defined in this Agreement) by giving the Company ninety (90) days’ advance written notice, which period may be waived or reduced at the Company’s option, although the Company may choose to pay the Executive, in lieu of such notice period the amounts that would otherwise be due to the Executive during such period. Any waiver or reduction of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 2(b).
Sections 3(a)-(b), (d) of the Employment Agreement are amended and restated to read, in their entirety, as follows:

“(a)    Base Compensation. During the term of this Agreement, the Company shall pay the Executive as compensation for services a base salary at the annual rate of $1,000,000. The independent members of the Board of Directors, at least annually, will review, and potentially adjust, such base salary on a prospective basis, reasonably taking into account Executive’s performance and prevailing compensation for executives at similar levels in similar sized companies in the industry. Such salary shall be paid periodically in accordance with normal Company payroll. The annual compensation specified in this Section 3(a) is referred to in this Agreement as “Base Compensation.”
(b)    Variable Compensation. Executive shall be entitled to participate in any short-term or long-term variable compensation programs offered by the Company to its executive officers generally (collectively, such programs are referred to in this Agreement as the “Combined Programs” and which are currently the Annual Incentive Program and the Long-Term Incentive Program), subject to the generally applicable terms and conditions of the program in question and to the determination of the independent members of the Board.”
“(d)    Benefits. During the Employment Period, the Executive shall be eligible to participate in the benefit plans and compensation programs maintained by the Company of general applicability to other executive officers of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, equity award, life, disability, health, accident and other insurance programs, paid time off (as Executive’s schedule permits), and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of the independent members of the Board or the Compensation Committee or any committee administering such plan or program, as appropriate.”
Section 5(a)(i) of the Employment Agreement is amended and restated to read, in its entirety, as follows:
(i) Within sixty (60) days following the Termination Date, the Company shall pay Executive a lump sum equal to (A) twenty-four (24) months of Base Compensation (without giving effect to any salary reduction program then in effect), plus (B) the product of (x) two hundred percent (200%) and (y) an amount equal to the average of the annual short-term variable compensation program (currently the Annual Incentive Program and together with any future short-term variable compensation program, collectively hereinafter referred to as the “Short-Term Program”) payments earned by the Executive from the Company, over the last five (5) years in which the Executive was employed with the Company on December 31st of such year (the “Five-Year Average Amount”), plus (C) a pro-rata amount (based on the number of full calendar months worked during the calendar year during which the Termination Date occurs) of the Five-Year Average Amount.”
Section 6(b)(ii)(A) of the Employment Agreement is amended and restated to read, in its entirety, as follows:

“(A) Within sixty (60) days following the Termination Date, the Company shall pay the Executive a lump sum equal to (x) eighteen (18) months of Base Compensation (without giving effect to any salary reduction program then in effect), plus (y) an amount equal to the Five-Year Average Amount (as defined in Section 5).”
Sections 6(b)(ii)(E), (G) of the Employment Agreement are amended and restated to read, in their entirety, as follows:
“(E) Except as provided in Section 6(b)(ii)(G) below, for any stock options/RSUs, which are solely service based, that are granted to the Executive twelve (12) months or more before the Termination Date, a number of shares shall vest (and for stock options, become exercisable as of the Termination Date) such that the total number of shares vested on the Termination Date shall equal a pro-rata percentage of the total number of shares subject to such grant (based on the number of full months worked during the vesting schedule)1. The stock options shall remain exercisable for two years following the Termination Date unless they are earlier exercised or expire pursuant to their original terms or unless they are exchanged for cash in connection with any Change in Control. The Company will issue the shares underlying the RSUs to the Executive within sixty (60) days following the Termination Date. In addition, the independent members of the Board may, in their discretion, accelerate the vesting of additional stock options or RSUs held by the Executive.”
“(G) In the event of an Involuntary Termination prior to the Performance Vesting Date (as defined in the mPRSU/PRSU Award Agreement), a portion of the mPRSUs/PRSUs shall convert into a cash payment (the “Cash Payment”). The Cash Payment shall be determined by multiplying the Target Number of mPRSUs/PRSUs (as set forth in the mPRSU/PRSU Award Agreement) by the total number of days from the first day of the Performance Period (as defined in the mPRSU/PRSU Award Agreement) until the earlier of (i) the Termination Date or (ii) the last day of the Performance Period, divided by the number of days in the Performance Period (as defined in the mPRSU/PRSU Award Agreement) (the “Termination Target Shares”). The Company’s performance under the Vesting Formula (as set forth in the mPRSU/PRSU Award Agreement) from the first day of the Performance Period until the earlier of (i) the Termination Date or (ii) the last day of the Performance Period shall be applied to the Termination Target Shares to determine the number of shares to convert into the Cash Payment. This number of shares shall be multiplied by the closing price of the Company’s common stock as of the Termination Date to determine the dollar amount of the Cash Payment. The Cash Payment will be paid to the Executive within sixty (60) days following the Termination Date. Any remaining portion of the mPRSUs/PRSUs that are not converted into a Cash Payment shall be cancelled.
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1 For example, if a stock option has a four (4) year vesting schedule where 25% of the options vest on each anniversary of the grant date, an Executive whose Termination Date is twenty-seven (27) months and a day after grant will already have vested in 50% of the total option, and will vest in an additional 6.25% (3/48) of the total option by virtue of this section. No additional vesting shall occur beyond this additional amount. For the avoidance of doubt, a “full month worked” for a date of grant occurring on the 15th day of a month will occur when service is provided through the 14th day of the following month. Any fractional shares will be rounded down to the nearest whole share.

For the avoidance of doubt, mPRSUs/PRSUs shall not receive the treatment outlined in Section 6(b)(ii)(E) of the Employment Agreement, which applies to stock options and RSUs that are solely service based.”
Sections 6(b)(iv)(D), (F) of the Employment Agreement are amended and restated to read, in their entirety, as follows:
“(D) Except as provided in Section 6(b)(iv)(F) below, for any stock options/RSUs, which are solely service based, that are granted to the Executive before the Termination Date, a number of shares shall vest so that the greater of (x) 50% of the shares in each grant are immediately vested (and, for stock options, become exercisable) or (y) the total number of shares vested (and for stock options, become exercisable) on the Termination Date shall equal a pro-rata percentage of the total number of shares subject to such grant (based on the number of full months worked during the vesting schedule).2 The stock options shall remain exercisable for two years following the Termination Date unless they are earlier exercised or expire pursuant to their original terms, or unless they are exchanged for cash in connection with any Change in Control. The Company will issue the shares underlying the RSUs to the Executive’s estate within sixty (60) days following the Termination Date. In addition, the independent members of the Board may, in their discretion, accelerate the vesting of additional stock options or RSUs held by the Executive.”
“(F) A portion of the mPRSUs/PRSUs shall vest on the Termination Date. To determine the applicable Target Number of mPRSUs/PRSUs (as set forth in the mPRSU/PRSU Award Agreement) shall be multiplied by the total number of days from the first day of the Performance Period (as defined in the mPRSU/PRSU Award Agreement) until the earlier of (i) the Termination Date or (ii) the last day of the Performance Period, divided by the number of days in the Performance Period (as defined in the mPRSU/PRSU Award Agreement) to determine the “death pro rata” target number of shares. The Company’s performance under the Vesting Formula (as set forth in the mPRSU/PRSU Award Agreement) from the first day of the Performance Period until the earlier of (i) the Termination Date or (ii) the last day of the Performance Period shall be applied to the greater of: (i) the “death pro rata” target number of shares or (ii) 50% of the original Target Number of mPRSUs/PRSUs (as set forth in the mPRSU/PRSU Award Agreement), to determine the number of shares (rounded down to the nearest whole share) which shall be paid to the Executive’s estate within sixty (60) days of the Termination Date. Any remaining unvested portion of the mPRSUs/PRSUs shall be cancelled.”
Sections 6(b)(v)(D), (F) of the Employment Agreement are amended and restated to read, in their entirety, as follows:
“(D) Except as provided in Section 6(b)(v)(F) below, for any stock options/RSUs, which are solely service based, that are granted to the Executive before the
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2 For the avoidance of doubt, a “full month worked” for a date of grant occurring on the 15th day of a month will occur when service is provided through the 14th day of the following month. Any fractional shares will be rounded down to the nearest whole share.

Termination Date, a number of shares shall vest so that the greater of (x) 50% of the shares in each grant are immediately vested (and, for stock options, become exercisable) or (y) the total number of shares vested (and for stock options, become exercisable) on the Termination Date shall equal a pro-rata percentage of the total number of shares subject to such grant (based on the number of full months worked during the vesting schedule).3 The stock options shall remain exercisable for two years following the Termination Date unless they are earlier exercised or expire pursuant to their original terms, or unless they are exchanged for cash in connection with any Change in Control. The Company will issue the shares underlying such RSUs to the Executive within sixty (60) days following the Termination Date. In addition, the independent members of the Board may, in their discretion, accelerate the vesting of additional stock options or RSUs held by the Executive.”
“(F) A portion of the mPRSUs/PRSUs shall vest on the Termination Date. To determine the applicable Target Number of mPRSUs/ PRSUs (as set forth in the mPRSU/PRSU Award Agreement) shall be multiplied by the total number of days from the first day of the Performance Period (as defined in the mPRSU/ PRSU Award Agreement) until the earlier of (i) the Termination Date or (ii) the last day of the Performance Period, divided by the number of days in the Performance Period (as defined in the mPRSU/PRSU Award Agreement) to determine the “disability pro rata” target number of shares. The Company’s performance under the Vesting Formula (as set forth in the mPRSU/PRSU Award Agreement) from the first day of the Performance Period until the earlier of (i) the Termination Date or (ii) the last day of the Performance Period shall be applied to the greater of: (i) the “disability pro rata” target number of shares or (ii) 50% of the original Target Number of mPRSUs/PRSUs (as set forth in the mPRSU/PRSU Award Agreement), to determine the number of shares (rounded down to the nearest whole share) which shall be paid to the Executive within sixty (60) days of the Termination Date. Any remaining unvested portion of the mPRSUs/PRSUs shall be cancelled.”
Section 7(a) of the Employment Agreement is amended and restated to read, in its entirety, as follows:
“(a)    Cause. “Cause” shall mean: (1) Executive’s willful and continued failure to perform the duties and responsibilities of his position after there has been delivered to Executive a written demand for performance from the Board which describes the basis for the Board’s belief that Executive has not substantially performed his duties and responsibilities and provides Executive with thirty (30) days to take corrective action; (2) Any act of personal dishonesty knowingly taken by Executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in substantial financial enrichment of Executive; (3) Executive’s conviction of, or plea of guilty or nolo contendere to, a felony; (4) a willful and knowing act by the Executive which constitutes gross misconduct, including any act by the Executive for which the U.S. Securities & Exchange Commission has precluded the Executive from performing his duties; or (5) a willful breach of a material provision of this Agreement by the Executive. Termination for Cause shall not be
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3 For the avoidance of doubt, a “full month worked” for a date of grant occurring on the 15th day of a month will occur when service is provided through the 14th day of the following month. Any fractional shares will be rounded down to the nearest whole share.

deemed to have occurred unless, by the affirmative vote of all of the members of the Board (excluding the Executive and any person who reports to the Executive, if applicable), at a meeting called and held for that purpose (after reasonable notice to the Executive and his counsel and after allowing the Executive and his counsel to be heard before the Board), a resolution is adopted finding that in the good faith opinion of such Board members the Executive was guilty of conduct set forth in (1), (2), (3), (4) or (5) of this Section 7(a), specifying the particulars thereof.”
Section 7(c) of the Employment Agreement is amended and restated to read, in its entirety, as follows:
“(c)    Involuntary Termination. “Involuntary Termination” shall mean:
(i)    a material reduction of the Executive’s duties or responsibilities (other than for Cause or as a result of death or Disability);
(ii)    a material reduction in the Executive’s Base Compensation and benefits package, other than a reduction in Base Compensation which is part of, and generally consistent with, a general reduction of salaries of all executive officers of the Company and of any party acquiring control of the Company in a Change in Control, or other than a change in Executive's benefits package that continues to provide Executive with comparable benefits to those enjoyed prior to the change;
(iii)    a material reduction by the Company in the Executive’s current Target Total Direct Compensation, other than: (A) any such reduction applicable to all executive officers of the Company and any party acquiring control of the Company in a Change in Control generally, (B) any such reduction resulting from a drop in the Company’s stock price, or (C) unless in connection with a Change in Control, in which case this clause (C) shall not apply, any such reduction that is based on a good faith market review of executive compensation conditions and levels (for similar positions in comparable companies) conducted in accordance with the normal compensation evaluation process applicable to executive officers of the Company generally. For purposes of the foregoing, Target Total Direct Compensation means current annual Base Compensation (determined in the same manner as in Section 7(c)(ii)) plus current annual benefits plus current annual target amounts under the Combined Programs, and to the extent that Target Direct Compensation includes equity awards, the value of such equity shall be determined at the time of grant based on the total stock compensation expense (FAS 123R) associated with that award;
(iv)    the relocation of the Company’s principal executive office to a location more than fifty (50) miles from its present location but only if the Executive is required to change his principal place of employment to such new location;
(v)    any termination of the Executive’s employment by or at the request of the Company other than for Cause, Disability or death;
(vi)    the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 8 below; or

(vii)    any material breach by the Company of any material provision of this Agreement;
subject to the following: (A) None of the foregoing actions shall constitute Involuntary Termination if the Executive has agreed thereto. (B) The Board providing notice of the Company’s intent not to enter into, renew or extend this Agreement pursuant to Section 2(b) hereof shall not be considered an Involuntary Termination (although any of the foregoing actions which occurs after the Board provides notice of the Company’s intent not to enter into, renew or extend this Agreement may constitute an Involuntary Termination). (C) Except with respect to an event described in Section 7(c)(v), the foregoing actions shall constitute Involuntary Termination only if and to the extent that (x) within 90 days of the occurrence of the events giving rise to an Involuntary Termination, the Executive provides written notice to the Company setting forth in reasonable detail such facts which Executive believes constitute Involuntary Termination, (y) any circumstances constituting Involuntary Termination remain uncured for a period of thirty (30) days following the Company’s receipt of such written notice, and (z) the Termination Date occurs within one hundred and eighty (180) days following the initial existence of the event giving rise to an Involuntary Termination.”
IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the day and year first written above.

LAM RESEARCH CORPORATION
By:	/s/ Audrey Charles
Name:	Audrey Charles
Title:	Senior Vice President, Global Human Resources
/s/ Timothy M. Archer
Timothy M. Archer